SmytheRatcliffe
CHARTERED ACCOUNTANTS

October 23, 2008

British Columbia Securities Commission
PO Box 142, Pacific Centre
701 West Georgia Street
Vancouver, BC V7Y 1L2

Alberta Securities Commission
400 – 300 5 Avenue SW
Calgary, AB T2P 3C4

TSX Venture Exchange
PO Box 11633
2700 – 650 West Georgia Street
Vancouver, BC V6B 4N9

Dear Sirs:

RE: DORATO RESOURCES INC. (THE "COMPANY")

We are writing in accordance with National Instrument 51-102 *Continuous Disclosure Obligations* ("NI 51-102"). We wish to confirm that we have read the Notice of Change of Auditor of the Company dated October 22, 2008 and that based on our current knowledge we are in agreement with the information contained in such Notice.

Yours very truly,

"Smythe Ratcliffe LLP" (signed)

Chartered Accountants

KYN/rjte
Encls.

cc: Dorato Resources Inc.

CLARITY. PASSION. BALANCE.

7th Floor, Marine Building
355 Burrard Street, Vancouver, BC
Canada V6C 2G8

Telephone: 604.687.1231
Fax: 604.688.4675
Web: SmytheRatcliffe.com

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